UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 30, 2026
QVC GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38654	23-2414041
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1200 Wilson Dr.
West Chester, Pennsylvania 19380
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (484) 701-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $0.01 per share	QVCG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

As previously disclosed in the Current Report on Form 8-K filed by QVC Group, Inc. (f/k/a QVC, Inc.) (the “Company”), on April 16, 2026, Old QVC Group, Inc. (f/k/a QVC Group, Inc.) and certain of its affiliates, including the Company (collectively, the “Company Parties”), filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) to implement a prepackaged plan of reorganization (the “Plan”). The Chapter 11 Cases were jointly administered for administrative purposes only under the caption In re QVC Group, Inc. et al. On July 20, 2026 the Bankruptcy Court entered an order confirming the Plan, and on August 6, 2026, the Plan became effective in accordance with its terms and the Company Parties emerged from the Chapter 11 Cases.

The Bankruptcy Code requires the Company Parties to file quarterly operating reports relating to their financial condition and operations after confirmation of their Chapter 11 Cases. Accordingly, on October 30, 2026, each of the Company Parties filed with the Bankruptcy Court a quarterly post-confirmation report for the period beginning on August 6, 2026 and ending on September 30, 2026 (each, a “Quarterly Post-Confirmation Report” and, together, the “Quarterly Post-Confirmation Reports”). The Company’s Quarterly Post-Confirmation Report is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. Copies of the other Company Parties’ Quarterly Post-Confirmation Reports, are available at a website administered by the Company Parties’ claims, noticing and solicitation agent, Kroll Restructuring Administration LLC, at https://restructuring.ra.kroll.com/QVC/Home-DocketInfo.

The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding the Quarterly Post-Confirmation Reports

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Quarterly Post-Confirmation Reports, which were not prepared for the purpose of providing the basis for an investment decision relating to any securities of the Company. The Company Parties prepared the Quarterly Post-Confirmation Reports solely for the purpose of complying with certain Bankruptcy Code requirements. The Quarterly Post-Confirmation Reports were not audited or reviewed by independent accountants and were not prepared in accordance with accounting principles generally accepted in the United States of America. The Company’s Quarterly Post-Confirmation Report also contains information for a period that is shorter and otherwise different from those required in the Company’s periodic reports pursuant to the Exchange Act, and such information might not be indicative of the Company’s financial condition or operating results for a period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Furthermore, the Quarterly Post-Confirmation Reports are subject to future adjustment and reconciliation. As such, the Quarterly Post-Confirmation Reports should not be relied upon by any persons for information relating to current or future financial condition, events or performance of the Company and its subsidiaries. Results set forth in the Quarterly Post-Confirmation Reports should not be viewed as indicative of future results.

Item 9.01. Financial Statements and Exhibits.
(d)         Exhibits.

Exhibit No.	Description
99.1	Quarterly Post-Confirmation Report of QVC Group, Inc. for the period beginning on August 6, 2026 and ending on September 30, 2026.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 30, 2026

QVC GROUP, INC. (f/k/a QVC, INC.)

By:	/s/ Katherine C. Jewell
Name: Katherine C. Jewell
Title: Vice President and Secretary
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